                                                                  EXHIBIT (a)(8)

                                CG TRUST COMPANY
                           c/o Firstar Trust Company
                            Corporate Trust Services
                              Post Office Box 2077
                           Milwaukee, Wisconsin 53201

                          IMMEDIATE ATTENTION REQUIRED

April 22, 1997

         Re: Briggs & Stratton Corporation Regional Plants Retirement and Savings Plan

Dear Plan Participant:

     Our records reflect that a portion of your individual account in the plan described above (the "Savings Plan") is invested in the Briggs & Stratton Corporation Stock Fund or the PAYSOP Stock Fund (collectively, the "Fund").

     Enclosed are tender offer materials and a Direction Form that require your immediate attention. These materials describe an offer to purchase 5,875,000 shares of common stock, par value $.01 (including the associated Common Stock Purchase Rights) (the "Shares"), of Briggs & Stratton Corporation (the "Company") at prices not in excess of $51.00 nor less than $43.00 per share. As described below, you have the right to instruct CG Trust, as Trustee of the Savings Plan, concerning whether and on what terms to tender Shares attributable to your individual account under the Savings Plan.

     YOU WILL NEED TO COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT TO CG TRUST IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 16, 1997, UNLESS EXTENDED. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TENDER OFFER DESCRIBED BELOW.

     The remainder of this letter summarizes the transaction, your rights under the Savings Plan and the procedures for completing the Direction Form. You should also review the more detailed explanation provided in the other materials including the enclosed Offer to Purchase dated April 22, 1997 (the "Offer to Purchase") and the related Letter of Transmittal enclosed with this letter (which, together with the Offer to Purchase, constitute the "Offer"). For purposes of this letter, unless otherwise provided, the term "participant" means an actual participant in the Savings Plan, the beneficiary of a deceased actual participant and an alternate payee with respect to an actual participant pursuant to a qualified domestic relations order.

BACKGROUND

     Briggs & Stratton Corporation has made a tender offer to purchase up to 5,875,000 Shares, at prices not in excess of $51.00 nor less than $43.00 per Share. The Offer to Purchase and the related Letter of Transmittal set forth the objectives, terms and conditions of the Offer and are being provided to all of the Company's shareholders.

     The Company's Offer to Purchase extends to the Shares currently held by the Savings Plan. Only CG Trust as trustee of the Savings Plan can tender these Shares for sale. Nonetheless, as a Savings Plan participant, you have the right to direct CG Trust whether or not to tender some or all of the Shares attributable to your individual account in the Savings Plan. If you direct CG Trust to tender any of the Shares attributable to your individual account, you must also specify the price or prices at which the Shares should be tendered.

     Please note that CG Trust is the holder of record of the Shares attributable to your individual account under the Savings Plan. A tender of such Shares can be made only by CG Trust as the holder of record. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares attributable to your individual account under the Savings Plans.

     NONE OF CG TRUST, ITS AFFILIATES, THE COMPANY, ITS BOARD OF DIRECTORS, THE DEALER MANAGER OR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

     CG Trust is directed to follow timely, completed Direction Forms of participants with respect to the Offer. CG Trust is directed NOT to tender Shares attributable to the individual accounts of participants from whom CG Trust has not received timely, completed Direction Forms. Only in the event that CG Trust determines that such directions violate the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), will CG Trust exercise discretion with respect to the tender of Shares held by the Savings Plan.

CONFIDENTIALITY

     To assure the confidentiality of your decision, CG Trust and Firstar Trust Company will tabulate the Direction Forms. Neither CG Trust, its affiliates or agents or Firstar Trust Company will make the results of your individual direction available to the Company.

HOW THE OFFER WORKS

     The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the transaction will work as follows with respect to Savings Plan participants.

     The Company has offered to purchase up to 5,875,000 of its Shares at a single per Share price not in excess of $51.00 nor less than $43.00.

     If you want any of the Shares attributable to your individual account under the Savings Plan sold on the terms and subject to the conditions of the Offer, you need to instruct CG Trust by completing the enclosed Direction Form and returning it in the enclosed return envelope.

     You need to specify on the Direction Form the per Share price (in multiples of $.125), which cannot be in excess of $51.00 nor less than $43.00, at which you wish to tender the Shares attributable to your individual account under the Savings Plan.

     The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on Tuesday, May 20, 1997, unless the Company extends the Offer. ACCORDINGLY, IN ORDER FOR CG TRUST TO MAKE A TIMELY TENDER OF THE SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT UNDER THE SAVINGS PLAN, YOU MUST COMPLETE AND RETURN THE ENCLOSED DIRECTION FORM IN THE RETURN ENVELOPE SO THAT IT IS RECEIVED BY CG TRUST NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 16, 1997, UNLESS EXTENDED.

     Please complete and return the direction form even if you decide not to participate in the Offer. If CG Trust does not receive a completed, signed original Direction Form from you by such deadline, pursuant to the terms of the Trust Agreement relating to the Savings Plan, CG Trust will NOT tender any of your Shares unless it determines that such Trust Agreement provision violates ERISA.

     After the above deadline for returning the Direction Form to CG Trust, CG Trust and its affiliates or agents will complete the tabulation of all directions and CG Trust, as trustee, will tender the appropriate number of Shares. For purposes of this tabulation, CG Trust will calculate the number of Shares attributable to your individual account based upon the number of Shares held by the Briggs & Stratton Corporation Stock Fund as of the close of business on April 17, 1997.

     The Company will then determine the per Share purchase price (not in excess of $51.00 nor less than $43.00) (the "Purchase Price"), at which the Company can purchase 5,875,000 Shares.

     Unless the Offer is terminated or amended in accordance with its terms, the Company will then buy all of the Shares, up to 5,875,000, that were tendered at or below the Purchase Price. If there is an excess of Shares tendered over the exact number desired by the Company at the Purchase Price, Shares tendered pursuant to the

Offer may be subject to proration as set forth in Section 1 of the Offer to Purchase. Participants who tender Shares at or below the Purchase Price will receive the same Purchase Price for Shares accepted for purchase.

     If you direct the tender of any Shares attributable to your individual account at a price in excess of the Purchase Price as finally determined, those Shares will not be purchased, and your individual account previously invested in the Fund will remain unchanged.

PROCEDURE FOR DIRECTING CG TRUST

     A Direction Form for making your direction is enclosed. You must complete, sign and return the enclosed original Direction Form in the return envelope so that it is received at the address listed on the enclosed return envelope not later than 5:00 p.m., New York City time, on Friday, May 16, 1997, unless extended. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. If your Direction Form is not received by this deadline, or if it is not fully or properly completed, the Shares attributable to your individual account under the Savings Plan will not be tendered. Please note that on the reverse side of the Direction Form the approximate number of Shares attributable to your individual account as of April 17, 1997 is indicated to the right of your address. As described above, the actual number of Shares attributable to your individual account for purposes of the Offer may vary from this amount.

     To properly complete your Direction Form, you must do the following:

          (1) On the face of the Direction Form, check Box 1 or 2. CHECK ONLY ONE BOX:

             CHECK BOX 1 if you do not want the Shares attributable to your individual account tendered for sale at any price and simply want the Savings Plan to continue holding such Shares.

             CHECK BOX 2 in all other cases and complete the table immediately below Box 2. Specify the percentage of Shares attributable to your individual account that you want to tender at each price indicated.

          You may direct the tender of Shares attributable to your individual account at different prices. To do so, you must state the percentage of Shares to be sold at each indicated price by filling in the percentage of such Shares on the line immediately before the price. Leave a line blank if you want no Shares reflecting your interest in the Fund tendered at that price. The total percentage of Shares reflecting your interest in the Fund tendered may not exceed 100%, but it may be less than or equal to 100%. If this amount is less than 100%, you will be deemed to have instructed CG Trust NOT to tender the balance of the Shares attributable to your individual account under the Savings Plan.

          (2) Date and sign the Direction Form in the space provided.

          (3) Return the Direction Form in the enclosed return envelope so that it is received by CG Trust at the address on the return envelope not later than 5:00 p.m., New York City time, on Friday, May 16, 1997 unless extended. Please complete and return the Direction Form even if you decide not to participate in the Offer. NO FACSIMILE TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED.

     Your direction will be deemed irrevocable unless withdrawn by 5:00 p.m., New York City time, on Friday, May 16, 1997, unless extended. In order to make an effective withdrawal, you must submit a new Direction Form which may be obtained by calling CG Trust at 1-800-253-2287. Your new Direction Form must include your name, address and Social Security number. Upon receipt of a new, completed and signed Direction Form, your previous direction will be deemed cancelled. You may direct the re-tendering of any Shares attributable to your individual account by obtaining an additional Direction Form from CG Trust and repeating the previous instructions for directing tenders as set forth in this letter.

INVESTMENT OF TENDER PROCEEDS

     For any Shares attributable to your individual account under the Savings Plan that are tendered and purchased by the Company, the Company will pay cash to the Savings Plans. In accordance with the Trust Agreement, CG Trust will invest the proceeds in the Fixed Income Fund (CIGNA Guaranteed Income Fund) as soon as administratively possible and will credit such investment to your individual account. You may call CG Trust at 1-800-253-2287 after the reinvestment is complete to have the proceeds of the sale of Shares which were invested in the Fixed Income Fund (CIGNA Guaranteed Income Fund) invested in other investment options offered under the Savings Plan.

     INDIVIDUAL PARTICIPANTS IN THE SAVINGS PLAN WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE SAVINGS PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE SAVINGS PLAN. TENDER PROCEEDS MAY NOT BE REINVESTED IN THE COMPANY STOCK FUND.

     For federal income tax purposes, no gain or loss will be recognized by participants in the Savings Plan as a result of the tender or sale of Shares held in the Savings Plan. However, certain tax benefits that may otherwise be available in connection with the future withdrawal or distribution of Shares from the Savings Plan may be adversely affected if Shares are tendered and sold. Specifically, under current federal income tax rules, if a participant receives certain kinds of distributions of Shares in kind from certain contribution sources, the excess of the fair market value of the Shares on the date of such withdrawal or distribution over the cost to the Savings Plans of those Shares is excluded from the value of the withdrawal or distribution for purposes of determining the participant's federal income tax liability with respect to the withdrawal or distribution. Any excess in market value over the cost will be taxed to the extent realized when the Shares are sold, as long-term capital gain. If you direct CG Trust to tender Shares attributable to your individual account in the Offer, you may adversely affect your ability to take advantage of this tax benefit. If you direct CG Trust not to tender any Shares attributable to your individual account, the cost of Shares attributable to your individual account will not be affected.

SHARES OUTSIDE THE SAVINGS PLAN

     If you hold Shares directly, as a participant in the Briggs & Stratton Employee Savings and Investment Plan or under the Briggs & Stratton Dividend Reinvestment Plan, you will receive, under separate cover, tender offer materials directly from the Company which can be used to tender such Shares. Those tender offer materials may not be used to direct CG Trust to tender or not tender the Shares attributable to your individual account under the Savings Plan. The direction to tender or not tender Shares attributable to your individual account under the Savings Plan may only be made in accordance with the procedures in this letter.

FURTHER INFORMATION

     If you require additional information concerning the terms and conditions of the Offer, please call Georgeson & Company Inc., the Information Agent, at 1-800-223-2064. If you require additional information concerning the procedure to tender Shares attributable to your individual account under the Savings Plans, please contact CG Trust at 1-800-253-2287.

                                          Sincerely,

                                          CG TRUST COMPANY

                                 DIRECTION FORM

     BRIGGS & STRATTON CORPORATION REGIONAL PLANTS RETIREMENT AND SAVINGS PLAN.

     BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

                                  INSTRUCTIONS

     Carefully complete the detachable portion of this Direction Form below. Then turn the form over and insert today's date and sign your name in the spaces provided. Enclose the Direction Form in the included postage prepaid envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED BY CG TRUST NOT LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, MAY 16, 1997, UNLESS EXTENDED. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. Direction Forms that are not fully or properly completed, dated and signed, or that are received after the deadline, will be ignored and the Shares reflecting your interest in the Fund allocated to your individual account will not be tendered. Note that CG Trust also has the right to ignore any direction that it determines cannot be implemented without violation of applicable law.

     Neither the Company, its Board of Directors, CG Trust, the Dealer Manager, nor any other party makes any recommendation to participants as to whether to direct the tender of Shares, the price at which to tender, or to refrain from directing the tender of Shares. Each participant must make his or her own decision on these matters.

     As of Thursday, April 17, 1997, the approximate number of Shares of Briggs & Stratton Corporation common stock reflecting your interest in the Fund allocated to your Savings Plan individual account is shown to the right of your address.

(CHECK ONLY ONE BOX)

[ ] 1. Please refrain from tendering and continue to HOLD all Shares reflecting my interest in the Fund allocated to my Savings Plan individual account.

[ ]  2. Please TENDER Shares reflecting my interest in the Fund allocated to my
        Savings Plan individual account in the percentage indicated below for each of the prices provided. (The total of the percentages may NOT exceed 100%, but it may be less than or equal to 100%). A blank space before a given price will be taken to mean that no Shares reflecting my interest in the Fund are to be tendered at that price. FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 2.

                  PERCENTAGE OF SHARES DIRECTED TO BE TENDERED
        (The total of all percentages must be less than or equal to 100%
               and no percentage may be a fraction of a percent)

     (If the total is less than 100%, you will be deemed to have directed CG Trust NOT to tender the remaining percentage.)

--------------------------------------------------------------------------------------------
     ___% $43.000  ___% $44.500  ___% $46.000  ___% $47.500  ___% $49.000  ___% $50.500
     ___% $43.125  ___% $44.625  ___% $46.125  ___% $47.625  ___% $49.125  ___% $50.625
     ___% $43.250  ___% $44.750  ___% $46.250  ___% $47.750  ___% $49.250  ___% $50.750
     ___% $43.375  ___% $44.875  ___% $46.375  ___% $47.875  ___% $49.375  ___% $50.875
     ___% $43.500  ___% $45.000  ___% $46.500  ___% $48.000  ___% $49.500  ___% $51.000
     ___% $43.625  ___% $45.125  ___% $46.625  ___% $48.125  ___% $49.625
     ___% $43.750  ___% $45.250  ___% $46.750  ___% $48.250  ___% $49.750
     ___% $43.875  ___% $45.375  ___% $46.875  ___% $48.375  ___% $49.875
     ___% $44.000  ___% $45.500  ___% $47.000  ___% $48.500  ___% $50.000
     ___% $44.125  ___% $45.625  ___% $47.125  ___% $48.625  ___% $50.125
     ___% $44.250  ___% $45.750  ___% $47.250  ___% $48.750  ___% $50.250
     ___% $44.375  ___% $45.875  ___% $47.375  ___% $48.875  ___% $50.375
--------------------------------------------------------------------------------------------

     The undersigned hereby directs CG Trust as Trustee of the Briggs & Stratton Corporation Regional Plants Retirement and Savings Plan (the "Savings Plan"), to tender to Briggs & Stratton Corporation (the "Company"), in accordance with the Offer to Purchase, dated April 22, 1997, including the related Letter of Transmittal, copies of which I have received and read, the indicated percentage of shares of the Company's common stock, par value $.01 per share (the "Shares"), reflecting my interest in the Briggs & Stratton Corporation Stock Fund allocated to my Savings Plan individual account, or to hold such Shares, in either case as provided on this form.

                                          Signature
                                                   ----------------------------
                                          Please print name
                                          Date